Exhibit 10.23

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (this “Amendment”) is entered into as of the 25thday of October , 2022 (the “Effective Date”), by and between THE PAUL REVERE LIFE INSURANCE COMPANY, a Massachusetts corporation (the “Sublessor”), having a notice address of c/o Unum Group, 1 Fountain Square, Suite 120, Chattanooga, Tennessee 37402, Attn: Corporate Real Estate Department, and MUSTANG BIO, Inc., a Delaware corporation (the “Sublessee”), having a notice address of 377 Plantation Street, Worcester, Massachusetts 01605.

Recitals

A.	Sublessor is the tenant under that certain Lease dated June 17, 2010, by and between CitySquare II Development Co. LLC (“CitySquare II”), as landlord, and Sublessor, as tenant, as affected by that certain (i) Assignment and Assumption of Lease dated October 4, 2010, by and between CitySquare II and One Mercantile Place LLC (“One Mercantile”), (ii) Letter Agreement dated November 11, 2011, by and between One Mercantile and Sublessor, (iii) Second Amendment to Lease dated as of July 5, 2012, by and between One Mercantile and Sublessor, (iv) Third Amendment to Lease dated as of December 19, 2012, by and between One Mercantile and Sublessor, (v) Assignment and Assumption of Lease and Guaranty dated December 21, 2012, by and between One Mercantile and ONEMERC, LLC (the “Master Lessor”), (vi) Letter Agreement dated May 2, 2013, by and between Master Lessor and Sublessor, and (vii) Fourth Amendment to Lease dated as of September 16, 2015, by and between Master Lessor and Sublessor (collectively, the “Master Lease”);

B.

Pursuant to the Master Lease, Sublessor leases approximately 198,560 rentable square feet of space in the building known as One Mercantile Place located at One Mercantile Street in Worcester, Massachusetts (the "Building") together with approximately 851 parking spaces in the adjoining garage known as the Foster Street Garage (collectively, the “Master Premises”);

C.

Pursuant to the Sublease dated as of June 14, 2022, with a Commencement Date of July 1, 2022, by and between Sublessor, as sublessor, and Sublessee, as sublessee (the "Sublease"), Sublessor has subleased to Sublessee approximately 26,503 rentable square feet of space of the Master Premises located on the fourth (4th) floor of the Building as more particularly described in the Sublease (the "Sublease Premises");

D.

Sublessor is the current holder of the tenant's interest under the Master Lease and the sublessor's interest under the Sublease, and Sublessee is the current holder of the sublessee's interest under the Sublease; and

E.	Sublessor and Sublessee desire to amend the Sublease in order to extend the time to use the Allowance toward the cost of Sublessee’s Work as described in Section 5 (a) of Exhibit C, the Work Letter.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Sublessor and Sublessee hereby agree as follows:

Agreements

1.	Capitalized Terms. Each capitalized term appearing but not defined herein shall have the meaning, if any, ascribed to such term in the Sublease.

2.	Recitals. The recitals above set forth are true and complete and are incorporated herein by reference.

3.

Extension of Time to Use Allowance. The last sentence of Section 5 (a) of Exhibit C to the Sublease is hereby amended by replacing “Any amount of Allowance which has not been requisitioned by sixty (60) days following the Commencement Date, shall be retained by Sublessor and Sublessee shall have no further right to claim thereto” with “Any amount of Allowance which has not been requisitioned by July 31, 2023, shall be retained by Sublessor and Sublessee shall have no further right to claim thereto.”

4.

Effective Date. The parties agree that this First Amendment shall be effective from and after the Effective Date and not during any period of time prior thereto. To the extent this First Amendment contains language which purports to amend the Sublease with respect to periods of time prior to the Effective Date, such language is for clarification purposes only and shall not be deemed to change the obligations of the parties with respect thereto. In no event shall this First Amendment be construed to impose any liability on Sublessor for any period of time preceding its leasing of the Master Premises from Master Lessor.

5.

Ratification of Sublease Provisions. Except as otherwise expressly amended, modified and provided for in this Amendment, Sublessee hereby ratifies all of the provisions, covenants and conditions of the Sublease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

6.

Brokerage. Sublessor and Sublessee each represents to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesmen to act for it or on its behalf in connection with this Amendment so as to cause the other party to be responsible for the payment of a brokerage commission. Sublessor and Sublessee each agrees to indemnify, defend and hold the other (and such other party’s employees and representatives) harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or similar party whom the indemnified party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Amendment.

7.

Entire Amendment. This Amendment contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

First Amendment to Sublease	2

8.

Authority. Sublessor and Sublessee each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all of the terms and provisions of this Amendment.

9.	Binding Amendment. This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

10.	Governing Law. This Amendment shall be governed by the laws of The Commonwealth of Massachusetts.

11.

Severability. If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

12.

No Reservation. Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by all parties.

13.

Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Additionally, telecopied of pdf signatures may be used in place of original signatures on this Amendment. Sublessor and Sublessee intend to be bound by the signatures on the telecopied or pdf document, are aware that the other party will rely on the telecopied or pdf signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

[SIGNATURES ON FOLLOWING PAGE]

First Amendment to Sublease	3

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals as of the Effective Date.

SUBLESSOR:	SUBLESSEE:

THE PAUL REVERE LIFE INSURANCE COMPANY	MUSTANG BIO, INC.
By: Devin Bloss (Oct 25, 2022 08:25 EDT)	By:
Name: Devin Bloss	Name: Knut Niss
Its: AVP, Strategic Sourcing	Its: CTO

First Amendment to Sublease	4